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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to all references to Miller and Lents, Ltd. and/or the reports prepared by Miller and Lents, Ltd. regarding our estimates of proved reserves, future production and income attributable to certain leasehold interests of DDD Energy, Inc. in this Registration Statement on Form S-1 (the "Registration Statement") of Vision Energy, Inc. and to the reference to our firm as experts in this Registration Statement.

Miller and Lents, Ltd. has no interest in Seitel, Inc., or DDD Energy, Inc., or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee otherwise connected with Seitel, Inc., or DDD Energy, Inc. We are not employed by Seitel, Inc., on a contingent basis.


                                                      Miller and Lents, Ltd.

                                                      By  /s/ JAMES A. COLE
                                                         James A. Cole
                                                         Senior Vice President

January 14, 2000